UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 13, 2012
Date of Report (Date of Earliest Event Reported)

Commission file number  –  001-10852

INTERNATIONAL SHIPHOLDING CORPORATION
(Exact name of registrant as specified in its charter)

  Delaware                                                                  36-2989662
(State or other jurisdiction of                                                        (I.R.S. Employer Identification Number)
                             incorporation or organization)

11 North Water Street, Suite 18290                                                                Mobile, Alabama                                                           36602
                  (Address of principal executive offices)                              (Zip Code)

       (251) 243-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ]  Written communications pursuant to Rule 425 under the Securities Act
 [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.    Entry into a Material Definitive Agreement

As described in the press release included as Exhibit 99.1 in this filing, International Shipholding Corporation (the “Company”), through its wholly owned subsidiary LCI Shipholdings, Inc., entered into a firm offer on January 26, 2012 with Norwegian Car Carriers ASA for the sale of two of its International Flag Pure Car Truck Carriers. This agreement was subject to several conditions to closing, the last of which, NOCC shareholder approval, was completed on March 13, 2012. The Company expects to generate proceeds of approximately $73.9 million and generate a gain of approximately $3.5 million.  Proceeds will be used to pay down debt of approximately $35 million collateralized by these vessels and will strengthen the Company’s position to pursue accretive growth opportunities.  The transaction is expected to close by the end of March 2012.

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibit

Exhibit Number           Document
99.1	Press Release dated March 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SHIPHOLDING CORPORATION

/s/ Manuel G. Estrada
_____________________________________________
Manuel G. Estrada
Vice President and Chief Financial Officer

Date   March 14, 2012